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                                                                   EXHIBIT 2.7


                              SECOND AMENDMENT TO
                    ACQUISITION AGREEMENT AND PLAN OF MERGER

         This Second Amendment to Acquisition Agreement and Plan of Merger (the "Second Amendment") is entered into effective as of April 24, 1997 by and among QuadraMed Corporation, a Delaware corporation ("QuadraMed"), Healthcare Recovery Acquisition Corporation, a Delaware corporation ("Acquisition Co."), on the one hand, and Healthcare Recovery Incorporated, a New Jersey corporation doing business as "Synergy HMC" (the "Company"), Eugene M. Arnone, Charles Hehn and Deborah Marsh, who constitute all of the shareholders of the Company (collectively, the "Shareholders").

         WHEREAS, the parties hereto have previously entered into that certain Acquisition Agreement and Plan of Merger effective as of March 1, 1997 (the "Original Agreement"), as amended by that certain First Amendment to Acquisition Agreement and Plan of Merger effective as of April 22, 1997 (the "First Amendment"), pursuant to which (i) the Company was merged with and into Acquisition Co. (the "Merger") and (ii) by virtue of the Merger, the Shareholders received an aggregate sum of $1,415,118.37 in cash and an aggregate total of 181,855 shares of the Common Stock of QuadraMed with an aggregate Fair Market Value of $2,000,405 as consideration for the Merger and in exchange for cancellation of each share of issued and outstanding Company Common Stock held by the Shareholders.

         WHEREAS, the parties hereto desire to further amend the Original Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each signatory hereto, it is agreed as follows:

         1. Section 1.6 of the Original Agreement, as amended by Section 3 of the First Amendment, is hereby amended in its entirety to read as follows:

         "'Closing Consideration' shall mean an aggregate of $3,415,523.37 in value, payable as follows: (i) $1,415,118.37 shall be paid in cash at the Closing; and (ii) 181,855 shares of QuadraMed Common Stock with an aggregate Fair Market Value of $2,000,405 shall be delivered to the Shareholders as of the Closing."

         2. Section 2.7 of the Original Agreement, as amended by Section 13 of the First Amendment, is hereby amended in its entirety to read as follows:

         "Closing. Unless this Agreement shall have been terminated pursuant to the provisions of Section 8.1, the Closing of the transactions contemplated by this Agreement shall take place by facsimile on April 22, 1997 (with original ink signature pages to follow by overnight courier), or as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles V and VI (the "Closing Date")."
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         3.      The reference in the second line of Section 3.4(a) of the
Original Agreement, as amended by Section 14 of the First Amendment, to "$1,217,270.18" is hereby changed to read "$1,217,908.90."

         4. The reference in the second line of Section 3.4(c) of the Original Agreement, as amended by Section 14 of the First Amendment, to "$386,446.11" is hereby changed to read "$386,572.73."

         5. All capitalized terms used in this Second Amendment and not otherwise defined shall have the meaning assigned such term in the Original Agreement or the First Amendment. Except as expressly amended hereby, all other terms and conditions of the Original Agreement and the First Amendment shall remain in full force and effect.

         6. This Second Amendment may be executed in one or more counterparts, all of which when fully-executed and delivered by all parties hereto and taken together shall constitute a single agreement, binding against each of the parties. To the maximum extent permitted by law or by any applicable governmental authority, any document may be signed and transmitted by facsimile with the same validity as if it were an ink-signed document. Each signatory below represents and warrants by his or her signature that he or she is duly authorized (on behalf of the respective entity for which such signatory has acted) to execute and deliver this instrument and any other document related to this transaction, thereby fully binding each such respective entity.

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         IN WITNESS WHEREOF, the parties have duly executed this Second
Amendment to Acquisition Agreement and Plan of Merger as of the date first written above.


QUADRAMED                        QUADRAMED CORPORATION


                                 By:  /s/ JAMES D. DURHAM
                                    -----------------------------------------
                                         James D. Durham
                                         Chief Executive Officer

ACQUISITION CO.                  HEALTHCARE RECOVERY ACQUISITION CORPORATION


                                 By:  /s/ JAMES D. DURHAM
                                    -----------------------------------------
                                         James D. Durham
                                         Chief Executive Officer

COMPANY                          HEALTHCARE RECOVERY INCORPORATED


                                 By:  /s/ EUGENE M. ARNONE
                                    -----------------------------------------
                                         Eugene M. Arnone
                                         President

SHAREHOLDERS


                                  /s/ EUGENE M. ARNONE
                                 --------------------------------------------
                                 Eugene M. Arnone


                                  /s/ CHARLES HEHN
                                 --------------------------------------------
                                 Charles Hehn


                                  /s/ DEBORAH MARSH
                                 --------------------------------------------
                                 Deborah Marsh


[SIGNATURE PAGE TO SECOND AMENDMENT TO ACQUISITION AGREEMENT AND PLAN OF MERGER]





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